UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 15, 2009

Quest Minerals & Mining Corp.
(Exact name of registrant as specified in its charter)

Utah	000-32131	87-0429950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18B East 5th Street, Paterson, NJ	07524
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 684-0075

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2009, the OTC Bulletin Board (“OTCBB”) notified us that we were delinquent with respect to our Annual Report on Form 10-K for the year ended December 31, 2008 due to such filing being incomplete.  As a result, we were not current in our reporting obligations and not eligible for quotation under NASD Rules 6530 and 6540, respectively.

For a security to be eligible for quotation on the OTC Bulletin Board, (“OTCBB”), NASD Rule 6530 requires, in part, that the issuer of the security be required to file reports with the Securities and Exchange Commission (the “Commission”), pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “34 Act”), subject to a 30 calendar-day grace period.  NASD Rule 6540 provides that a FINRA member cannot enter OTCBB quotations for securities if a required report is not available through the Commission’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system, unless the member provides the FINRA with a copy of the issuer’s report prior to the expiration of the grace period provided by Rule 6530, or ensures that this report in provided within that time frame.  Rules 6530 and 6540 are collectively referred to as the “Eligibility Rule.”  In order for a filing to be complete, it must contain all required certifications and have been reviewed or audited as applicable, by an accountant registered with the Public Company Accounting Oversight Board.

We failed to file, in a complete form, our Annual Report on Form 10-K for the year ended December 31, 2008 by expiration of the applicable grace period.  Therefore, we were not current in our reporting obligations and in accordance with the Eligibility Rule, our securities are not eligible for quotation on the OTCBB.

Effective July 9, 2009, our common stock will be removed from the OTCBB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST MINERALS & MINING CORP. (Registrant)

Date: July 8, 2009	By:	/s/ Eugene Chiaramonte, Jr.
Eugene Chiaramonte, Jr., President